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Exhibit 10.14

AMENDMENT TO
NON-QUALIFIED TIME-BASED STOCK OPTION AGREEMENT

        This Amendment (the "Amendment") to the Non-Qualified Time-Based Stock Option Agreement, dated January 27, 2004 (the "Option Agreement"), is entered into by and between Paul Daily (the "Optionee") and Dearborn Holdings Corporation, a Delaware corporation (the "Company"). Any capitalized terms not defined herein shall have the meaning set forth in the Option Agreement.

        WHEREAS, the Optionee and the Company have previously entered into a Management Agreement, dated September 24, 2003 (the "Management Agreement"), whereby the Optionee was granted options to purchase an aggregate of 9,608 shares of the Company's common stock at a per share exercise price of $100.00; and

        WHEREAS, the Optionee and the Company have previously entered into the Option Agreement whereby the Optionee was granted an option (the "Option") to purchase 6,405 shares of the Company's common stock at a per share exercise price of $100.00; and

        WHEREAS, the Optionee and the Company have previously entered into the Non-Qualified Performance-Based Stock Option Agreement whereby the Optionee was granted an option to purchase 3,203 shares of the Company's common stock at a per share exercise price of $100.00; and

        NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Optionee and the Company have agreed and do hereby agree, to (i) amend the Option Agreement to cancel the number of shares of Common Stock subject to the Option Agreement by 1,168 shares from 6,405 shares to 5,237 shares (the "reduced number of shares") and (ii) amend Section 4(d) of the Management Agreement to cancel the aggregate number of shares subject to option by 1,168 shares from 9,608 shares to 8,440 shares. All references to Option Shares in the Option Agreement shall refer to the reduced number of shares.

        Optionee represents that Optionee has not received nor has Optionee been promised any compensation to enter into this Amendment.

        Except as otherwise provided herein, the terms of the Option Agreement and the Management Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by their duly authorized officers, and the Optionee has hereunto signed this Amendment, as of the date first above written.

DEARBORN HOLDINGS CORPORATION

By:	/s/ TERENCE R. MONTGOMERY
Name:	Terence R. Montgomery
Title:	Chief Financial Officer

/s/ PAUL DAILY PAUL DAILY

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AMENDMENT TO NON-QUALIFIED TIME-BASED STOCK OPTION AGREEMENT